SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CITIGROUP INC.	CITIGROUP FUNDING INC.	SAFETY FIRST TRUST SERIES 2006-4
(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State of Incorporation or Organization)	DELAWARE (State of Incorporation or Organization)	DELAWARE (State of Incorporation or Organization)

52-1568099 (I.R.S. Employer Identification no.)	42-1658283 (I.R.S. Employer Identification no.)	42-6664144 (I.R.S. Employer Identification no.)

399 Park Avenue New York, New York 10043 (Address of Principal Executive Offices) (Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]	If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates:	333-135867, 333-135867-07 and 333-135867-11 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Principal-Protected Trust Certificates Linked to the Dow Jones Industrial AverageSM, the Dow Jones EURO STOXX 50 IndexSM, the Nikkei 225 Stock AverageSM and the S&P BRIC 40 Index® Due 2012.	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

Item 1. Description of Registrants’ Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information under the headings ‘‘Summary Information – Q&A,’’ ‘‘Risk Factors’’ and ‘‘Description of the Certificates’’ on pages 2 through 11, 12 through 19 and 28 through 44, respectively, of the Registrants’ Prospectus and Pricing Supplement, Subject to Completion, dated May 24, 2007 (Registration Nos. 333-135867, 333-135867-07 and 333-135867-11), which information is hereby incorporated herein by reference and made part of this registration statement in its entirety. The description of the Principal-Protected Trust Certificates Linked to the Dow Jones Industrial AverageSM, the Dow Jones EURO STOXX 50 IndexSM, the Nikkei 225 Stock AverageSM and the S&P BRIC 40 Index® Due 2012 (the ‘‘Certificates’’) contained in the final Prospectus and Pricing Supplement to be filed pursuant to Rule 424(b), which will contain the final terms of the Certificates, is deemed to be incorporated herein by reference and made part of this registration statement in its entirety.

Item 2. Exhibits.

99 (A).    Prospectus and Pricing Supplement describing the Certificates, Subject to Completion, dated May 24, 2007, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated May 25, 2007.

99 (B).    Certificate of Trust of Safety First Trust Series 2006-4, incorporated by reference to Exhibit 3(j) to the Registrants’ automatic shelf registration statement on Form S-3 filed on July 19, 2006 (Registration Nos. 333-135867, 333-135867-07 and 333-135867-11) (the ‘‘Registration Statement’’).

99 (C).    Form of Amended and Restated Declaration of Trust, incorporated by reference to Exhibit 4(a) to the Registration Statement.

99 (D).    Form of the Trust Certificates Guarantee Agreement, incorporated by reference to Exhibit 4(b) to the Registration Statement.

99 (E).    Form of Certificate Representing the Certificates (included in Exhibit 99(C)).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

Citigroup Inc. (Registrant)
	By:	/s/ Charles E. Wainhouse
Name: Charles E. Wainhouse Title: Assistant Treasurer
Citigroup Funding Inc. (Registrant)
	By:	/s/ Geoffrey S. Richards
Name: Geoffrey S. Richards Title: Vice President and Assistant Treasurer
Safety First Trust Series 2007-3 (formerly Safety First Trust Series 2006-4) (Registrant)
Date: June 21, 2007	By:	/s/ Geoffrey S. Richards
Name: Geoffrey S. Richards Title: Regular Trustee

INDEX TO EXHIBITS

Exhibit No.	Exhibit
99(A).	Prospectus and Pricing Supplement describing the Certificates, Subject to Completion, dated May 24, 2007, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated May 25, 2007.
99(B).	Certificate of Trust of Safety First Trust Series 2006-4, incorporated by reference to Exhibit 3(j) to the Registration Statement.
99(C).	Form of Amended and Restated Declaration of Trust, incorporated by reference to Exhibit 4(a) to the Registration Statement.
99(D).	Form of the Trust Certificates Guarantee Agreement, incorporated by reference to Exhibit 4(b) to the Registration Statement.
99(E).	Form of Certificate Representing the Certificates (included in Exhibit 99(C)).